Exhibit 99.1

Sensus Healthcare Reports Second Quarter 2020 Financial Results

Conference call begins at 4:30 p.m. Eastern time today

BOCA RATON, Fla. (August 6, 2020) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for oncological and non-oncological conditions, announces financial results for the three and six months ended June 30, 2020.

Highlights from the second quarter of 2020 and recent weeks include (all comparisons are with the second quarter of 2019, unless otherwise indicated):

●	Significantly expanded its market opportunity with the acquisition of two mobile laser companies operating throughout the State of Florida
●	Appointed Benson Suen as Vice President of International sales and sold an SRT-100™ in China due to his contribution
●	New guidelines issued by the American Society for Radiation Oncology (ASTRO) recommended superficial radiation therapy (SRT) as the first-line alternative to surgery when treating patients with non-melanoma skin cancer (NMSC)
●	Revenues were $1.2 million, compared with $7.5 million
●	Net loss was $2.6 million, or $0.16 per share, compared with net income of $0.1 million, or $0.01 per diluted share
●	Worldwide installed base of SRT systems as of June 30, 2020 was 473 systems
●	Maintained customer support via frequent direct outreach and a series of online programs highlighting the benefits of SRT to treat of non-melanoma skin cancer
●	Cash, cash equivalents and investments were $18.9 million as of June 30, 2020, compared with $15.5 million as of December 31, 2019 due to expense reduction and cash provided in operating activities

Management Commentary

“Our quarterly revenues continued to be negatively impacted by COVID-19, yet I am pleased with our ability to maintain strong customer ties during the pandemic as well as with recent activities that position Sensus Healthcare for significant future growth,” said Joe Sardano, chairman and chief executive officer. “The acquisition of two mobile laser companies announced earlier this week, and the subsequent formation of the Sensus Laser Aesthetic Solutions (SLAS) division is expected to generate base revenues of $1.0 million over the next 12 months. We also have the opportunity to layer into this division our new aesthetic lasers, which are expected to receive 510(k) clearance from the U.S. Food and Drug Administration by year-end. Together, these two acquired companies have approximately 30 lasers and six vans, and service some 150 dermatology practices across the State of Florida, including more than 500 that are not current Sensus customers. We also were attracted to this business as we expect aesthetic laser treatments to continue to grow, with demand from an aging demographic driving sales.

“We were delighted to announce the appointment of Benson Suen as Vice President of International Sales. Benson joined Sensus from one of our distribution partners in China, and he wasted no time in resuming shipments to China with the sale of an SRT-100™ during July. We have known Benson for years and he is a terrific addition to our team. We expect Benson will be able to jump-start our sales not only to China, but also to other Southeast Asian countries.

“Our preparations for the post-pandemic environment are ongoing. We continue to expand awareness of SRT and its utility in treating non-melanoma skin cancer, while supporting physician customers and protecting cash so we emerge from this crisis ready to do business. During the quarter we began sponsoring a series of online programs for dermatologists, providing a forum for sharing information and practice regimens with one another. These programs affirm SRT as an alternative to Mohs surgery, as physicians are reluctant to incur the risks of infection and adverse events during this time. To that end, we were delighted that ASTRO recently recommended SRT as the first-line alternative to surgery when treating patients with non-melanoma skin cancer.

“Lastly, we continue to work with Centers for Medicare & Medicaid Services (CMS) in order to revalue our main SRT billing code upward by Jan. 2, 2021. CMS has recommended the use of Evaluation and Management (E/M) codes for the treatment of NMSC using SRT. The E/M codes were increased. In the meantime, CMS has requested additional information from the Relative Value Scale Update Committee, otherwise known as RUC. We will promptly comply with all requests through the proper channels. As a result, we continue to believe SRT will make significant market inroads commencing January 2, 2021. To date, we have penetrated only about 2% of the U.S. market, so clearly there is plenty of opportunity, and this COVID -19 impact has clearly identified SRT as a most valuable tool to treat NMSC as we share the very same patient profile” Mr. Sardano concluded.

Second Quarter Financial Results

Revenues for the second quarter of 2020 were $1.2 million, compared with $7.5 million for the second quarter of 2019. Revenues were adversely impacted by lower unit sales throughout the quarter due to the COVID-19 pandemic.

Gross profit for the second quarter of 2020 was $0.6 million, or 54.1% of revenues, compared with $4.9 million, or 66.1% of revenues, for the second quarter of 2019. The decrease in gross profit and gross margin are due to lower revenues.

Selling and marketing expense for the second quarter of 2020 was $1.2 million, compared with $2.0 million for the second quarter of 2019. The decrease was primarily attributable to cancellations of trade shows due to COVID-19, a decrease in commission expense due to lower sales and reduced spending on marketing activities.

General and administrative expense for the second quarter of 2020 was $0.9 million, compared with $1.0 million for the second quarter of 2019. The decrease was primarily due to a reduction in headcount. The Company’s G&A expense going forward is expected to be around $1.1 million per quarter.

Research and development expense for the second quarter of 2020 was $1.1 million, compared with $1.9 million for the second quarter of 2019. The decrease was primarily due to a reduction in expenses related to development of the Sculptura system.

Net loss for the second quarter of 2020 was $2.6 million, or $0.16 per share, compared with net income of $0.1 million, or $0.01 per diluted share, for the second quarter of 2019.

Adjusted EBITDA for the second quarter of 2020 was negative $2.3 million, compared with $0.4 million for the second quarter of 2019. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash, cash equivalents and investments were $18.9 million as of June 30, 2020, compared with $15.5 million as of December 31, 2019. At quarter-end the Company had no long-term debt and no outstanding borrowings on its revolving line of credit.

Six Month Financial Results

Revenues for the first half of 2020 were $2.9 million, compared with $12.9 million for the first half of 2019.

Gross profit for the first half of 2020 was $1.3 million, or 47.1% of revenue, compared with $8.3 million, or 63.9% of revenue, for the first half of 2019.

Selling and marketing expense was $3.0 million for the first half of 2020, compared with $4.5 million for the first half of 2019. General and administrative expense was $2.2 million year-to-date, compared with $2.0 million for the prior-year period. Research and development expense for the first half of 2020 was $2.4 million, compared with $3.9 million for the first half of 2019.

The net loss for the first half of 2020 was $6.2 million, or $0.38 per share, compared with a net loss of $2.0 million, or $0.12 per share, for the first half of 2019.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Sensus Healthcare management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest, income taxes, depreciation, amortization and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.

GAAP TO NON-GAAP RECONCILIATION

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net Income (Loss), as reported	$(2,574,582)	$112,308	$(6,161,688)	$(2,008,710)
Add:
Depreciation and amortization	147,409	152,727	300,151	281,162
Stock compensation expense	130,994	158,144	286,772	312,680
Interest, net	(39)	(66,824)	(50,140)	(138,844)
Adjusted EBITDA, non GAAP	$(2,296,218)	$356,355	$(5,624,905)	$(1,553,712)

Conference Call and Webcast

The Company will host an investment community conference call today beginning at 4:30 p.m. Eastern time, during which management will discuss financial results for the 2020 second quarter, provide a business update and answer questions. To access the conference call, the dial-in numbers are 888-567-1603 (U.S. and Canada) or 862-298-0702 (International). Please direct the operator to be connected to the Sensus Healthcare conference call. The call will be webcast live and can be accessed here and may also be found in the Investor Relations section of the Company’s website at www.sensushealthcare.com.

Following the conclusion of the conference call, a replay will be available and can be accessed by dialing 888-539-4649 (U.S. and Canada), or 754-333-7735 (International). At the prompt, enter replay code – 153112 followed by the # sign. An archived webcast of the call will also be available in the Investor Relations section of the Company’s website for a period of time.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company specializing in highly effective, non-invasive, minimally-invasive and cost-effective treatments for both oncological and non-oncological conditions. The Sculptura™ modulated robotic brachytherapy radiation oncology system provides targeted directional anisotropic radiation therapy (ART) and brachytherapy utilizing our proprietary, state-of-the-art 3D Beam Sculpting™ to treat patients undergoing cancer treatment during surgery, or at the tumor site, fast and efficiently. Sensus also offers its proprietary low-energy X-ray technology known as superficial radiation therapy (SRT), which is the culmination of more than a decade of research and development, to treat non-melanoma skin cancers and keloids with its SRT-100™, SRT-100+™ and SRT-100 Vision™ systems. With its portfolio of innovative medical device products, Sensus provides revolutionary treatment options to enhance the quality of life of patients around the world.

For more information, visit www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, “forward-looking statements.’’ In some cases these forward-looking statements can be identified by the use of forward-looking terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and healthcare, regulatory and scientific developments, and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: the continuation and severity of the COVID-19 pandemic, including its impact on sales and marketing; our ability to achieve and sustain profitability; market acceptance of our product lines; our ability to successfully commercialize our products; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future; our ability to expand, manage and maintain our direct sales and marketing organizations; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our current reliance on third party manufacturers and sole- or single-source suppliers, as well as our ability to successfully transition manufacturing of our products in-house; our ability to reduce the per unit manufacturing costs; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; concentration of our customers in the U.S. and China, including the concentration of sales to one particular customer in the U.S.; and other risks described from time to time in Sensus Healthcare’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our “Cautionary Note Regarding Forward-Looking Information” and the factors described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

Contact:
LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com

(Tables to follow)

SENSUS HEALTHCARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of June 30,	As of December 31,
	2020	2019
Assets
Current Assets
Cash and cash equivalents	$18,414,542	$8,100,288
Investment in debt securities	459,295	7,389,407
Accounts receivable, net	1,086,258	14,011,180
Inventories	5,462,996	2,997,120
Prepaid and other current assets	1,683,976	1,505,175
Total Current Assets	27,107,067	34,003,170
Property and Equipment, Net	979,022	1,082,428
Patent Rights, Net	289,158	337,351
Deposits	101,988	101,561
Operating Lease Right-of-Use Assets, Net	1,232,568	1,400,037
Total Assets	$29,709,803	$36,924,547
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$2,860,885	$4,779,435
Deferred revenue, current portion	1,518,255	1,191,898
Operating lease liabilities, current portion	301,217	309,524
Product warranties	119,692	187,454
Total Current Liabilities	4,800,049	6,468,311
Loan Payable	1,022,785	-
Operating lease liabilities, Net of Current Portion	965,718	1,115,529
Deferred Revenue, Net of Current Portion	851,515	1,339,285
Total Liabilities	7,640,067	8,923,125
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding	—	—
Common stock, $0.01 par value – 50,000,000 authorized; 16,575,561 issued and 16,502,353 outstanding at June 30, 2020; 16,540,478 and 16,485,780 issued and outstanding at December 31, 2019.	165,755	165,404
Additional paid-in capital	43,601,105	43,314,123
Treasury stock, 73,208 and 54,698 shares at cost, at June 30, 2020 and December 31, 2019, respectively.	(309,901)	(252,570)
Accumulated deficit	(21,387,223)	(15,225,535)
Total Stockholders’ Equity	22,069,736	28,001,422
Total Liabilities and Stockholders’ Equity	$29,709,803	$36,924,547

SENSUS HEALTHCARE, INC.

CONDENSED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$1,182,948	$7,476,296	$2,862,394	$12,912,895
Cost of Sales	543,294	2,537,102	1,514,238	4,657,723
Gross Profit	639,654	4,939,194	1,348,156	8,255,172
Operating Expenses
Selling and marketing	1,161,845	1,995,263	2,952,815	4,525,608
General and administrative	904,103	963,641	2,233,660	1,976,803
Research and development	1,148,328	1,934,807	2,373,510	3,900,314
Total Operating Expenses	3,214,276	4,893,711	7,559,985	10,402,725
Income (Loss) From Operations	(2,574,622)	45,483	(6,211,829)	(2,147,553)
Other Income (Expense)
Interest income	14,485	66,825	64,586	138,843
Interest expense	(14,445)	-	(14,445)	-
Other Income (Expense), net	40	66,825	50,141	138,843
Net Income (Loss)	(2,574,582)	112,308	(6,161,688)	(2,008,710)
Net Income (Loss) per share – Basic	$(0.16)	$0.01	$(0.38)	$(0.12)
Diluted	$(0.16)	$0.01	$(0.38)	$(0.12)
Weighted average number of shares used in computing net loss per share – Basic	16,421,928	16,368,171	16,414,341	16,244,635
Diluted	16,421,928	16,382,918	16,414,341	16,244,635